UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2024
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2024, Pacira BioSciences, Inc. issued a press release announcing its financial results for the third quarter ended September 30, 2024. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2024, Pacira Pharmaceuticals, Inc. (“PPI”), the operating subsidiary of Pacira BioSciences, Inc. (the “Company”), entered into (i) Amendment No. 1 to the Executive Employment Agreement, dated as of October 31, 2024, by and between PPI and Daryl Gaugler (the “Gaugler Amendment”), (ii) Amendment No. 1 to the Executive Employment, dated as of October 31, 2024, by and between PPI and Jonathan Slonin (the “Slonin Amendment”), (iii) Amendment No. 3 to the Employment Agreement, dated as of October 31, 2024, by and between PPI and Kristen Williams (the “Williams Amendment” and, together with the Gaugler Amendment and the Slonin Amendment, the “Amendments”), and (iv) an Amended and Restated Executive Employment Agreement, dated as of November 4, 2024, by and between PPI and Lauren Riker (the “Riker Agreement”).

Amendments

Pursuant to the Amendments, if any of Mr. Gaugler, Dr. Slonin or Ms. Williams, as applicable, is terminated for any reason other than for “cause” (as defined in each employment agreement) or terminates his or her employment for “good reason” (as defined in each employment agreement), he or she will be entitled to, in addition to the terms set forth in each employment agreement previously disclosed, monthly salary continuation payments for a period of 12 months from the applicable Payment Commencement Date (as defined below); provided, however that in each case the receipt of such payments is expressly contingent upon Mr. Gaugler’s, Dr. Slonin’s or Ms. Williams’, as applicable, execution and delivery of a severance and general release of claims and the payments will be paid or commence on the first payroll period following the date the release becomes effective, subject to the terms and conditions set forth in each employment agreement (in each case, the “Payment Commencement Date”).

In addition, pursuant to the Amendments, if, within 30 days prior to, or 12 months following, a “change of control” (as defined in each employment agreement), any of Mr. Gaugler, Dr. Slonin or Ms. Williams, as applicable, is terminated for any reason other than for cause, or terminates his or her employment during the agreement term for “good reason”, he or she will be entitled to, in addition to the terms set forth in each employment agreement previously disclosed: (i) monthly salary continuation payments for a period of 18 months beginning on the applicable Payment Commencement Date; (ii) in lieu of his or her targeted incentive bonus for such fiscal year, a bonus payment equal to one hundred and fifty percent (150%) of his or her then current annual targeted incentive bonus, payable in one lump sum on the applicable Payment Commencement Date; and (iii) health insurance coverage, subject to cost sharing, for 18 months beginning on the applicable Payment Commencement Date; provided, however that in each case the receipt of such payments and benefits is expressly contingent upon Mr. Gaugler’s, Dr. Slonin’s or Ms. Williams’, as applicable, execution and delivery the release described above.

Riker Agreement

The Riker Agreement was entered into in order to make certain administrative and clarifying updates, but there were no changes to the material terms of Ms. Riker’s previous executive employment agreement, as amended to date.

The foregoing is a summary of the material terms of the Amendments and the Riker Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments and the Riker Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Executive Employment Agreement, dated as of October 31, 2024 , by and between Pacira Pharmaceuticals, Inc. and Daryl Gaugler.

10.2	Amendment No. 1 to Executive Employment, dated as of October 31, 2024, by and between Pacira Pharmaceuticals, Inc. and Jonathan Slonin.

10.3	Amendment No. 3 to Employment Agreement, dated as of October 31, 2024, by and between Pacira Pharmaceuticals, Inc. and Kristen Williams.

10.4	Amended and Restated Executive Employment Agreement, dated as of November 4, 2024, by and between Pacira Pharmaceuticals, Inc. and Lauren Riker.

99.1	Earnings Press Release dated November 6, 2024.

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	November 6, 2024	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary